Exhibit 99.2

Proleukin Business (Carve-out from Clinigen Limited) Unaudited interim condensed combined carve-out financial statements Six months ended 31 December 2022 (Amounts expressed in United States Dollars)

2 Index to Unaudited Interim Condensed Combined Carve-out Financial Statements Unaudited Interim Condensed Combined Statement of Profit or Loss and Other Comprehensive Income 3 Unaudited Interim Condensed Combined Statement of Financial Position ....................................... 4 Unaudited Interim Condensed Combined Statement of Changes in Parent Company Net Investment 5 Unaudited Interim Condensed Combined Statement of Cash flows .................................................. 6

3 Proleukin Business (Carve-out from Clinigen Limited) Unaudited Interim Condensed Combined Statement of Profit or Loss and Other Comprehensive Income For the six months ended 31 December 2022 and 2021 Notes 31 December 2022 31 December 2021 (USD in thousands) Revenue from contracts with customers 6 $ 19,227 $ 12,946 Cost of sales 11 9,019 9,418 Gross profit 10,208 3,528 General and administrative expense 16 2,566 3,886 Operating profit/(loss) 7,642 (358) Profit/(loss) before income tax 7,642 (358) Income tax expense 8 1,818 1,322 Profit/(loss) for the period 5,824 (1,680) Items that may be reclassified to profit or loss Foreign currency translation losses (45) (221) Profit/(loss) and comprehensive profit/(loss) for the period $ 5,779 $ (1,901) See accompanying notes to the unaudited interim condensed combined financial statements.

4 Proleukin Business (Carve-out from Clinigen Limited) Unaudited Interim Condensed Combined Statement of Financial Position As at 31 December 2022 and 30 June 2022 Notes 31 December 2022 30 June 2022 (USD in thousands) Assets Non-current assets: Deferred tax assets 8 $ 5,412 $ 7,182 Intangibles, net 11 155,848 162,710 Total non-current assets 161,260 169,892 Current assets: Prepaid expenses and other current assets 394 137 Trade receivables 10 4,610 2,430 Inventories 9 6,313 5,067 Cash 30 45 Total current assets 11,347 7,679 Total assets $ 172,607 $ 177,571 Liabilities and Parent Company Net Investment Current liabilities: Accounts payable and accrued expenses 12 $ 4,258 $ 6,133 Onerous supply provision 13 1,668 1,736 Refund liabilities 6 3,689 5,816 Total current liabilities 9,615 13,685 Total liabilities 9,615 13,685 Parent company net investment: Parent company net investment 14 154,949 155,798 Accumulated other comprehensive profit 8,043 8,088 Total parent company net investment 162,992 163,886 Total liabilities and parent company net investment $ 172,607 $ 177,571 Events after the reporting period 17 See accompanying notes to the unaudited interim condensed combined financial statements.

5 Proleukin Business (Carve-out from Clinigen Limited) Unaudited Interim Condensed Combined Statement of Changes in Parent Company Net Investment For the six months ended 31 December 2022 and 2021 Parent Company Accumulated other comprehensive Notes Net Investment profit/(loss) Total (USD in thousands) Balance at 30 June 2021 $ 169,672 $ 9,643 $ 179,315 Other comprehensive profit/(loss): Foreign currency translation losses - (221) (221) Transfers to Parent 14 (3,378) (3,378) Transfers from Parent 14 2,669 - 2,669 Loss for the period (1,680) - (1,680) Balance at 31 December 2021 167,283 9,422 176,705 Balance at 30 June 2022 155,798 8,088 163,886 Other comprehensive profit/(loss): Foreign currency translation losses - (45) (45) Transfers to Parent 14 (9,260) (9,260) Transfers from Parent 14 2,587 - 2,587 Profit for the period 5,824 - 5,824 Balance at 31 December 2022 $ 154,949 $ 8,043 $ 162,992 See accompanying notes to the unaudited interim condensed combined financial statements.

6 Proleukin Business (Carve-out from Clinigen Limited) Unaudited Interim Condensed Combined Statement of Cash flows For the six months ended 31 December 2022 and 2021 Notes 31 December 2022 31 December 2021 (USD in thousands) Cash flows from operating activities: Profit/(loss) before income tax $ 7,642 $ (358) Adjustments to reconcile profit or loss to net cash used in operating activities: Non-cash items Amortization of intangible assets 11 6,877 6,958 Changes in operating assets and liabilities: Inventories 9 (1,246) (1,484) Trade receivables 10 (2,180) (609) Prepaid expenses and other current assets (257) (103) Refund liabilities (2,127) 535 Onerous supply provision (68) (45) Accounts payable and accrued expenses 12 (1,875) (2,948) 6,766 1,946 Income taxes paid 8 (48) (698) Net cash from operating activities: $ 6,718 $ 1,248 Cash flows from investing activities: Purchase of intangible assets 11 (97) (820) Net cash used in investing activities: (97) (820) Cash flows from financing activities: Transfers to Parent 14 (9,260) (3,378) Transfers from Parent 14 2,624 2,892 Cash flows from financing activities: (6,636) (486) Decrease in cash and cash equivalents (15) (58) Cash and cash equivalents, beginning of period 45 75 Cash and cash equivalents, end of period $ 30 $ 17 See accompanying notes to the unaudited interim condensed combined financial statements.

Proleukin Business (Carve-out from Clinigen Limited) Notes to the unaudited interim condensed combined carve-out financial statements 7 Note 1. Nature of the Proleukin Business The accompanying unaudited interim condensed combined carve-out financial statements present, on a historical cost basis, the combined assets, liabilities, revenue and expenses of the Proleukin Business (hereafter "Proleukin” or the “Proleukin Business” or the “Proleukin Combined Group”), a business of Clinigen Limited (historically referred to as Clinigen Group plc, and hereafter the “Parent” or “Clinigen” or “Clinigen Group”). The condensed combined carve-out financial statements for the Proleukin Business have been prepared in conjunction with its contemplated divestiture by Clinigen. The condensed combined carve-out financial statements represent the financial position and performance of the Proleukin Business in consideration of the proposed transaction (the “proposed transaction”). The structure of the proposed transaction involves purchasing the Clinigen SP Limited entity, which will include the Proleukin Business. The condensed combined carve-out financial statements portray the Proleukin Business consistently with the purpose for which they are prepared. The Proleukin Business is the exclusive global owner of the licensed version of the generic drug Aldesleukin, Proleukin® (hereafter “Proleukin®” or the “Proleukin Product”), which is a synthetic form of interleukin-2 (“IL-2”) that activates the immune system to better recognise and kill cancer cells. IL-2 is a protein produced naturally by the body that activates certain white blood cells called lymphocytes to help the immune system fight against diseases and infections. Proleukin® is an immunotherapy product that activates cancer-attacking cells in the body to reproduce and target cancer cells, blocking the spread of metastatic melanoma (“mM”) and kidney cancer which has spread to other organs, or metastatic renal cell carcinoma (“mRCC”). Aldesleukin is also currently being studied as part of adoptive cellular therapy, and at significantly lower doses than those used in oncology has demonstrated immunomodulatory effects in certain auto-immune and inflammatory disease states by boosting the levels of a particular subset of white blood cells called T-regulatory lymphocytes. The Proleukin Business acquired the United States and global distribution rights and intellectual property from Novartis Pharmaceuticals Corporation in July 2018 and April 2019, respectively. It sells the Proleukin Product either directly to the United Kingdom and overseas customers or via third-party distributors who sell to the end customer. The main end commercial customers for Proleukin® are hospital pharmacies, where the drug is ultimately administered to patients by hospital physicians. Proleukin® is also sold to third-party pharmaceutical and biotech companies for use in clinical trials. The Proleukin Combined Group consists of the dedicated legal entities that relate to Proleukin commercial and operational activities, assets, liabilities, and the portion of Proleukin business activity within other Clinigen entities that are not within the transaction perimeter. Refer to Note 2, Basis of presentation, for an overview of the legal entities included in the transaction perimeter. Note 2. Basis of presentation The unaudited interim condensed combined carve-out financial statements for the six months ended 31 December 2022 (the “condensed carve-out financial statements”) have been prepared in accordance with this Basis of Preparation, which is consistent with the recognition, measurement and presentation requirements of IAS 34 Interim Financial Reporting and should be read in conjunction with the Proleukin Business’s last annual combined carve-out financial statements as at and for the year ended 30 June 2022. They do not include all of the information required for a complete set of financial statements prepared in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board (“IFRS”). However, selected explanatory notes are included to explain events and transactions that are significant to an understanding of the changes in the Proleukin Business’s financial position and performance since the last annual financial statements. These condensed carve-out financial statements were authorised by the Clinigen SP Limited Board of Directors on 18 May 2023. IFRS does not provide for the preparation of combined carve-out financial information, and accordingly in preparing the condensed carve-out financial information certain accounting conventions commonly used for the preparation of historical financial information have been applied. IFRS has been applied and the financial information relating to the Proleukin Business has been prepared in a form that is consistent with the accounting policies adopted in the Proleukin Business’s last annual combined carve-out financial statements as at and for the year ended 30 June 2022. Basis of Combination The Proleukin Business does not form a distinct, separate group of legal entities. The Proleukin condensed carve-out financial statements have been prepared separately and are derived (carved-out) from Clinigen Limited’s consolidated financial statements and accounting records and include the Financial Position, Statements of Profit or Loss and Other Comprehensive Income and Cash Flows of the Business. The condensed carve-out financial statements include all legal entities fully dedicated to the Proleukin Business and all Proleukin Business activities within other Clinigen legal entities. Intercompany transactions within the Proleukin Business have been eliminated, while transactions between Proleukin and Clinigen, which were historically eliminated within Clinigen’s consolidated financial statements, are reinstated to the extent they are now representative of related party transactions. Refer to Note 15, Related party disclosures.

Proleukin Business (Carve-out from Clinigen Limited) Notes to the unaudited interim condensed combined carve-out financial statements 8 The list of legal entities and country of incorporation whose underlying financial statements, financial information, and accounting records have been used for the preparation of the condensed carve-out financial statements is as follows: 1. Legal entities fully dedicated to Proleukin Business activities: - Clinigen SP Limited (England and Wales) 2. Legal entities with Clinigen operations related to Proleukin to be carved out and included within the Proleukin Combined Group: - Clinigen Healthcare Limited (England and Wales) - Clinigen Holdings Limited (England and Wales) - Clinigen Limited (England and Wales) - Clinigen, Inc. (United States) - Clinigen Ireland Limited (Republic of Ireland) The individual financial statements and accounting records of Clinigen SP Limited, historically consolidated by Clinigen for the six months ended 31 December 2022 and 2021, have been included in the condensed carve-out financial statements of the Proleukin Business for the same periods, after making all required intercompany adjustments. Proleukin Business activities are also carried out by Clinigen entities that perform other business activities not relevant to Proleukin. Therefore, to retain only the assets, liabilities, revenues, and expenses relevant to the Proleukin Business in the condensed carve-out financial statements, account balances and transactions within these entities directly attributable to Proleukin have been included in addition to a representative, proportionate allocation of shared central costs within these entities. Refer to Note 3, Approach for the preparation of the condensed carve-out financial statements, for additional discussion of the cost allocation approach. These legal entities are presented in section 2 of the above list. Going concern On 23 January 2023, the Clinigen Group signed an agreement for the disposal of the worldwide rights to Proleukin® to Iovance Biotherapeutics Inc. Management understands that Iovance intends to continue running the business as a going concern included within their wider group, however it is recognised that uncertainties exist regarding the future plans and funding requirements for the business under the new ownership given the timing of the completion of the acquisition for the going concern assessment. The existence of this scenario is considered to be a material uncertainty that may cast significant doubt upon the business’s ability to continue as a going concern. These combined carve-out financial statements do not give effect to any adjustments which would be necessary should the Proleukin Business be unable to continue as a going concern and therefore be required to realize its assets and discharge its liabilities in other than the normal course of business and at amounts different from those reflected in the combined carve-out financial statements. Note 3. Approach for the preparation of the condensed carve-out financial statements The condensed carve-out financial statements have been prepared on a “carve-out basis” from Clinigen’s consolidated financial statements for the purpose of separately presenting the financial statements of Proleukin. Accordingly, the condensed carve-out financial statements reflect all historical assets, liabilities, revenues, expenses, and cash flows that are directly attributable or may be reasonably allocated to the Proleukin Combined Group. Allocations and estimates within the condensed carve-out financial statements are based on Clinigen management’s reasonable assumptions. However, allocation methods may not necessarily indicate the Proleukin Combined Group’s financial position, results of operations, or cash flows had the Proleukin Combined Group operated as a separate stand-alone group during the periods presented, nor are they necessarily indicative of future results. Furthermore, the condensed carve-out financial statements do not reflect the financial impact of the separation of the Proleukin Business from Clinigen, such as contractual agreements that were not effective in the presented periods. Transactions and balances within the Clinigen accounting records previously reported as part of the historical and continuing operations of the Proleukin Business have been directly attributed to the Proleukin Business. In contrast, transactions and balances related to shared activity between Proleukin and Clinigen, previously reported as part of Clinigen, have been attributed to the Proleukin reporting entity based on specific identification or proportional allocation. Allocations were made using relative percentages of revenue, headcount, orders processed, or other methods, which are considered reasonable under the circumstances and are further explained below. The Proleukin combined statement of financial position includes the assets and liabilities identified as attributable to Proleukin based on historical operations. As such, Proleukin related balances that are included in legal entities that also comprise other Clinigen activities have been attributed to Proleukin based on specific identification. To the extent a shared asset is primarily used by the Proleukin Business, the entire asset and a charge for any related depreciation or amortisation will be included within the Proleukin Combined Group’s condensed carve-out financial statements. Assets and liabilities determined to be attributable to Proleukin are included in the condensed carve-out financial statements with a

Proleukin Business (Carve-out from Clinigen Limited) Notes to the unaudited interim condensed combined carve-out financial statements 9 corresponding entry in the parent company net investment account as of 1 July 2020. If Proleukin is not the primary user of the asset, the asset will be excluded entirely from the condensed carve-out financial statements; however, a representative charge for the shared usage of the asset will be included in the combined statement of profit or loss and other comprehensive income as an operating expense. Revenue and expenses have been allocated based on information available in Clinigen’s accounting records for operational activities directly attributable to Proleukin. All revenue is directly attributable to the sales of the Proleukin Product. Corporate costs incurred at the Clinigen level, such as finance and treasury, human resources, head office, IT, and legal, are charged to the business divisions based on direct usage or benefit, where identifiable. Shared costs which are not directly attributable to the Proleukin Business have been allocated consistently based on the type of expenses incurred, using allocation drivers determined by management which most directly correspond to the proportionate costs incurred by Proleukin. These allocation drivers include calculations based on the Proleukin Business’s proportionate percentage of the respective total revenues, orders processed, or headcount for the applicable Clinigen legal entities. Refer to Note 15, Related party disclosures, for additional details. Cash flows related to and from Proleukin activities have also been analysed on a basis consistent with the methods used to allocate assets and liabilities. The primary account considerations in preparation of the condensed carve-out financial statements are consistent with those followed in the preparation of the Proleukin Business’s last annual combined carve-out financial statements as at and for the year ended 30 June 2022. Note 4. Summary of significant accounting policies The accounting policies adopted in the preparation of the condensed carve-out financial statements are consistent with those followed in the preparation of the Proleukin Business’s last annual combined carve-out financial statements as at and for the year ended 30 June 2022, except for the adoption of new amendments effective as of 1 July 2022. The Proleukin Business has not early adopted any standard, interpretation or amendment that has been issued but is not yet effective. New amendments adopted: A number of amended standards became applicable for the reporting period. The Proleukin Business did not have to change its accounting policies or make retrospective adjustments as a result of adopting these amended standards as none are material to the Proleukin Business. Note 5. Significant accounting judgements, estimates and assumptions In preparing these condensed carve-out financial statements, management has made judgements, estimates and assumptions that affect the reported amounts of assets and liabilities, revenues, expenses, and the accompanying disclosures. These estimates and judgements are continually evaluated based on historical experience and other factors, including expectations of future events that are believed to be reasonable under the circumstances. Accordingly, uncertainty about these assumptions and estimates could result in outcomes that require a material adjustment to the carrying amount of assets or liabilities affected in future periods. The significant judgements made by management in applying the Proleukin Business’s accounting policies and the key sources of estimation uncertainty are consistent with those described in the last annual combined carve-out financial statements as at and for the year ended 30 June 2022. Note 6. Revenue from contracts with customers Revenue represents amounts receivable for goods and services provided in the ordinary course of business, net of trade discounts, VAT and other sales-related taxes, and variable consideration for returns, chargebacks, distribution fees and rebates. All revenue arises from contracts with customers and is recognised at a point in time in accordance with the relevant accounting policies. Refer to Note 15, Related party disclosures for related party revenues included in revenue in the combined statement of profit or loss and other comprehensive income. Disaggregated revenue information: Revenues of approximately $14.7 million are derived from two customers during the period ended 31 December 2022 (2021: $4.9 million are derived from two customers). These revenues are attributed to the United States segment. The amount of revenue from contracts with customers, broken down by location of the customers which also represents the domicile of the Proleukin Business legal entities’ sales, is shown below.

Proleukin Business

(Carve-out from Clinigen Limited)

Notes to the unaudited interim condensed combined carve-out financial statements

Geographical analysis:

(USD in thousands)	For the six months ended 31 December	
	2022	2021
US	16,244	7,608
Rest of World	2,983	5,338
Total revenue	**$ 19,227**	**$ 12,946**

Performance obligations:

United States ("US") sales: The performance obligation related to the sale of Proleukin in the United States is satisfied upon receipt of the product at the third-party distributor's warehouse. The US entity within the Proleukin Combined Group acts as a limited risk distributor for the US sales of Proleukin®. The Proleukin Business orders the product from the manufacturer and uses a distributor logistics service which takes title to the product on delivery at its warehouse and, using its state licenses, sells the product to wholesalers who distribute it across the US. The third-party distributor has control of the selling price to wholesalers, provided the price will not exceed the WAC set by Proleukin. The distributor, therefore, takes the inventory valuation risk. Proleukin bears any non-payment risk from wholesalers, but the risk is insignificant due to the size and creditworthiness of the wholesalers.

Revenue from the supply of products is recognised at a point in time when the control of the goods has been transferred to the distributor, which is when the product is received in the third-party distributor's warehouse. Revenue is recognised based on Proleukin being the principal in the transaction with the distributor. Revenue is recognised at the gross fair value of the consideration received or receivable, less an estimate of returns, chargebacks, rebates, discounts and distribution fees.

Rest of World sales: The performance obligation related to the sale of Proleukin globally outside of the US is satisfied upon delivery of the product to hospitals or wholesalers, at which point control passes to the customer and revenue is recognised at that point in time. Sales are direct to hospitals and wholesalers who place orders via customer services. Revenue is recognised at the fair value of the consideration received or receivable, less an estimate of returns.

Refund liabilities: Proleukin recognised the following refund liabilities relating to its performance obligation of the sale of goods:

(USD in thousands)	Balances as at	
	31 December 2022	30 June 2022
Arising from rights of return	1,784	4,934
Arising from chargebacks	350	51
Arising from distribution fees	1,201	831
Arising from cash discounts	354	-
Total refund liabilities	**$ 3,689**	**$ 5,816**

Note 7. Segment information

The Clinigen Group's Chief Executive Officer is the Chief Operating Decision Maker ("CODM") of the Proleukin Combined Group. As required by IFRS 8 *Operating segments*, segment information for Proleukin is presented in accordance with geographical areas as identified in internal reports that are regularly reviewed by the CODM to evaluate how the Proleukin Combined Group allocates resources, assesses financial performance, and makes strategic and operational decisions. Based upon such evaluation, Proleukin has determined that it has two reportable segments, United States and the Rest of World.

Allocations to Proleukin Business of costs related to accounting, information systems, human resources and legal administrative functions that provide support services to the Proleukin Business are included within the segments' results. The Proleukin Business evaluates the performance of its business segments based on gross profit with the CODM reviewing results at that level, consistent with the approach taken by the Clinigen Group.

Revenue and gross profit were comprised of the following for the six months ended 31 December 2022 and 2021:

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Proleukin Business
(Carve-out from Clinigen Limited)
Notes to the unaudited interim condensed combined carve-out financial statements

	For the six months ended 31 December			
	2022		2021	
(USD in thousands)	USA	Rest of World	USA	Rest of World
Revenue	16,244	2,983	7,608	5,338
Cost of sales	(7,175)	(1,844)	(6,741)	(2,677)
Gross profit	**$ 9,069**	**$ 1,139**	**$ 867**	**$ 2,661**

Note 8. Income tax

	For the six months ended 31 December	
(USD in thousands)	2022	2021
Current tax expense/(credit)		
UK corporation tax	$ -	$ (61)
Overseas tax at local prevailing rates	48	-
Total current tax expense/(credit)	**48**	**(61)**
Deferred tax expense		
Origination and reversal of temporary differences	1,798	1,383
Adjustment to tax charge in respect of prior years	(28)	-
Total deferred tax expense	**1,770**	**1,383**
Total income tax expense	**$ 1,818**	**$ 1,322**

The tax on the Proleukin Business's profit before income tax differs from the theoretical amount that would arise using the standard rate of corporation tax in the UK and US applied to profit for the period as follows:

	For the six months ended 31 December	
(USD in thousands)	2022	2021
Profit/(loss) before income tax	$ 7,642	$ (358)
Expected tax charge/(credit) based on corporation tax rate of 20.5% (2021: 19.0%)	1,567	(68)
Expenses not deductible for tax purposes	-	1
Adjustments to tax charge in respect of prior years	(28)	-
Higher rates of taxes on overseas earnings	279	246
Deferred tax not recognised	-	1,143
Total income tax expense	**$ 1,818**	**$ 1,322**

On 3 March 2021, the UK Chancellor announced that the main rate of UK corporation tax would increase from 19% to 25% with effect from 1 April 2023. This change was substantively enacted on 24 May 2021.

The movement on the deferred income tax account is as shown below:

(USD in thousands)	Balance at 30 June 2022	Recognised in income statement	Balance at 31 December 2022	Deferred tax assets	Net deferred tax assets
Short-term timing differences	5,541	(2,904)	2,637	2,637	2,637
Losses	1,641	1,134	2,775	2,775	2,775
	$ 7,182	**$ (1,770)**	**$ 5,412**	**$ 5,412**	**$ 5,412**

Group relief has been claimed within the Proleukin Business to the extent that losses have been incurred within this portion of the business.

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Proleukin Business
(Carve-out from Clinigen Limited)
Notes to the unaudited interim condensed combined carve-out financial statements

All UK corporation tax liabilities/receivables have been treated as if settled during the period. This is due to the overall business settling total current tax liabilities by way of advanced instalment payments. The US current tax liabilities have been treated as settled in line with actual tax payments made and have been allocated to the Proleukin part of the business on the basis of the proportion of overall tax liability.

Deferred tax assets are recognised for tax losses carried forward to the extent that the realisation of the related tax benefit through future taxable profits arising from future profit forecasts is probable. Deferred tax is calculated in full on temporary differences under the liability method using the enacted tax rate for the period when the temporary difference is expected to reverse.

The interim tax provision has been determined by applying the estimated effective tax rate for the year ended 30 June 2023 to the results of the interim period ended 31 December 2022. The UK and US have been treated as separate jurisdictions for this purpose.

The Proleukin Business has recognised a deferred income tax asset in respect of losses to the extent that amounts are expected to be unwound against profits earnt up to the acquisition of the Proleukin Business only. This is on the basis that the legal right to the remaining losses and other temporary differences remain within the Clinigen Group entities that are not within the transaction perimeter.

A deferred income tax asset relating to the short-term timing differences, $2.6 million (30 June 2022: $5.3 million) of which relates to unrealized profit in inventories, has been recognised in full as at 31 December 2022 since the short-term timing differences will remain within the Proleukin Business after the acquisition of the business.

Note 9. Inventories, net

	Balances as at	
(USD in thousands)	31 December 2022	30 June 2022
Finished goods	1,531	2,477
Raw material	8,141	5,448
Provision for stock write-off	(3,359)	(2,858)
Total inventories, net of provisions	**$ 6,313**	**$ 5,067**

During the six months ended 31 December 2022, a total of $1.1 million (2021: $1.7 million) of inventories was included in profit or loss as expense as part of cost of sales.

Write-downs of inventories to net realisable value for the six months ended 31 December 2022 amounted to $0.8 million (2021: $0.6 million). These were recognised as an expense during the six months ended 31 December 2022 and 2021 and included in the cost of sales in the combined statement of profit or loss and other comprehensive income.

The provision for stock write-off balance as at 31 December 2022 primarily relates to raw materials, as an entire batch of naked vials was provided for in the year ended 30 June 2022.

Note 10. Trade receivables

	Balances as at	
(USD in thousands)	31 December 2022	30 June 2022
US	3,686	2,022
Rest of World	924	408
Total	**$ 4,610**	**$ 2,430**

Historical bad debt write-offs related to Proleukin have been insignificant; therefore, there is no material allowance for expected credit losses recorded as at 31 December 2022 and 30 June 2022. This practice is reflective of the nature of the healthcare sector in which the business operates, with the predominant customer base being large global pharmaceutical groups, large global wholesalers or hospitals. The corporate customer base makes consistent payments, has strong credit ratings, and experiences little impact from economic volatility due to an ongoing underlying patient need for the Proleukin Business's products. The hospital customer base is not impacted by general economic trends, as central governments or health insurance arrangements typically fund it. The Proleukin Business does not hold any collateral as security.

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Proleukin Business
(Carve-out from Clinigen Limited)
Notes to the unaudited interim condensed combined carve-out financial statements

The ageing analysis of the gross trade receivables balances is as follows:

(USD in thousands) 31 December 2022	Current	More than 30 days past due	More than 60 days past due	More than 120 days past due	Total
Trade receivables	2,671	335	117	1,486	$ 4,610

30 June 2022	Current	More than 30 days past due	More than 60 days past due	More than 120 days past due	Total
Trade receivables	791	81	37	1,520	$ 2,430

Balances within the 60 and 120 days past due aging buckets predominantly relate to trade receivables from related parties which are only settled as funds are required for operations as the Parent performs cash management and other treasury-related functions on a centralized basis. Refer to *Note 15, Related party disclosures* for terms and conditions that apply to transactions with related parties.

Note 11. Intangibles, net

(USD in thousands)	Trademark and licences	Internally Developed Intangible Assets	Total
Cost or valuation			
At 30 June 2022	$ 206,803	$ 2,538	$ 209,341
Additions	97	-	97
Exchange rate differences	(87)	(7)	(94)
31 December 2022	206,813	2,531	209,344
Accumulated amortisation and impairment			
At 30 June 2022	$ 44,093	$ 2,538	$ 46,631
Charge for the period	6,877	-	6,877
Exchange rate differences	(5)	(7)	(12)
31 December 2022	50,965	2,531	53,496
Net book value			
31 December 2022	**$ 155,848**	**$ -**	**$ 155,848**

(USD in thousands)	Trademark and licences	Internally Developed Intangible Assets	Total
Cost or valuation			
At 30 June 2021	$ 208,095	$ 2,363	$ 210,458
Additions	744	76	820
Exchange rate differences	(494)	(33)	(527)
31 December 2021	208,345	2,406	210,751
Accumulated amortisation and impairment			
At 30 June 2021	$ 30,832	$ 27	$ 30,859
Charge for the period	6,925	33	6,958
Exchange rate differences	(84)	-	(84)
31 December 2021	37,673	60	37,733
Net book value			
31 December 2021	**$ 170,672**	**$ 2,346**	**$ 173,018**

13

Proleukin Business (Carve-out from Clinigen Limited) Notes to the unaudited interim condensed combined carve-out financial statements 14 Amortisation of intangible assets is included as part of cost of sales on the combined statement of profit or loss and other comprehensive income. Long-lived assets are assessed for impairment indicators at each reporting date and where required an impairment review is performed to determine whether an asset may be impaired. The Proleukin Business started internally developing an intangible asset in February 2020 in the form of a low-dose version of Proleukin® with expected application in other diseases. Because of delays in associated clinical studies and lack of commercial feasibility, Proleukin discontinued development of the low-dose version of Proleukin® during the six months ended 30 June 2022, as there were no future economic benefits expected from the continuing use of the asset. During the six months ended 30 June 2022 the Proleukin Business recognised an impairment loss to the carrying value of internally developed intangible assets in the amount of $2.7 million. No impairment loss was recognized during the six months ended 31 December 2022 (2021: $nil). Note 12. Accounts payable and accrued expenses Accounts payable: Due to their short-term nature, the carrying amounts of accounts payables are considered the same as their fair values. Accounts payables are unsecured and are usually paid within 60 days of recognition. Note 13. Onerous supply provision The Proleukin Business has recognised a provision related to its obligation to supply free vials of Proleukin® to clinical trials under certain contracts with suppliers for which the unavoidable costs of meeting the obligations exceed the economic benefits expected to be received. The timing of future outflows of economic benefits related to these onerous contracts is uncertain, however because the Proleukin Business does not have an unconditional right to defer settlement of the liability for at least 12 months after the reporting period, the amounts are presented as current liabilities. Management considered potential direct and indirect economic benefits expected to be received in conjunction with this provision, including the potential of future sales and potential extension of Proleukin’s economic life. However, management does not consider any of the potential indirect economic benefits to be probable nor can they be reliably estimated. Note 14. Parent company net investment Proleukin’s equity on the combined statement of financial position represents the Parent Company’s net investment in Proleukin and is presented as parent company net investment in lieu of stockholders’ equity. The combined statement of changes in parent company net investment includes profit (loss) attributable to the Proleukin Business and the cumulative translation adjustment after 1 July 2020. Parent company net investment also includes the net cash transfers and other transfers between the Parent and Proleukin as well as intercompany receivables and payables between Proleukin and other Parent subsidiaries that were settled on a current basis. All transactions reflected in the parent company net investment in the accompanying combined statement of financial position have been considered as cash receipts and payments for purposes of the combined statement of cash flows and are reflected as financing activities in the accompanying combined statement of cash flows. (USD in thousands) 31 December 2022 30 June 2022 Accounts payable 3,448 5,467 Accruals and other creditors 810 666 Total $ 4,258 $ 6,133 Balances as at (USD in thousands) Onerous supply provision At 30 June 2022 1,736 Utilised in the period (68) At 31 December 2022 $ 1,668 At 30 June 2021 1,847 Utilised in the period (45) At 31 December 2021 $ 1,802

Proleukin Business

(Carve-out from Clinigen Limited)

Notes to the unaudited interim condensed combined carve-out financial statements

Funding structure: The Clinigen Group performs cash management and other treasury-related functions on a centralized basis for nearly all of its legal entities, including legal entities with Proleukin Business activity.

Cash balances reflected within the unaudited interim combined carve-out financial statements relate solely to the account owned by the dedicated Proleukin legal entity, Clinigen SP Limited.

Cash received through operating activities within other legal entities constituting the Proleukin Business for which the Proleukin Business does not have legal rights and access to the bank accounts, is deposited at the legal entity level into general corporate funds and represent transfers to the Parent as part of the parent company net investment. Funding required for the operating and investing activities of the Proleukin Business is provided at the legal entity level via the centralized treasury function within the Parent and represent transfers from the Parent as part of the parent company net investment.

The funding structure is not necessarily representative of the financing that would have been reported if Proleukin operated as an independent entity from the Parent during the periods presented, nor is it indicative of the financing that may arise in the future.

Note 15. Related party disclosures

The related parties identified by Proleukin include:
- Clinigen Group and its subsidiaries
- The key management personnel of Clinigen, who have the authority and responsibility for planning, directing and controlling the activity of Proleukin.

Terms and conditions of transactions with related parties: The sales to and purchases from related parties are made on terms equivalent to those that prevail in arm's length transactions. Outstanding balances at the period end are unsecured and interest-free, and settlement occurs through transfers to and from the Parent as the Parent performs cash management and other treasury-related functions on a centralized basis. No guarantees have been provided or received for any related party receivables or payables.

Clinigen Group and its subsidiaries: A summary of related party transactions is presented below for the six months ended 31 December 2022 and 2021:

	For the six months ended 31 December	
(USD in thousands)	2022	2021
Related party revenues	688	1,908
Related party purchases	42	18

The following balances are outstanding at 31 December 2022 and 30 June 2022 in relation to transactions with related parties:

	Balances as at	
(USD in thousands)	31 December 2022	30 June 2022
Trade receivables from related parties	2,176	1,430
Accounts payable to related parties	180	138

General Corporate Overhead: Historically, the Proleukin Business has been managed and operated in the normal course of business with other Clinigen Group entities. Accordingly, certain shared costs have been allocated to Proleukin and reflected as expenses in the combined statement of profit or loss and other comprehensive income. Management considers the allocation methodologies used to be reasonable and appropriate reflections of the historical Clinigen Group expenses attributable to Proleukin for purposes of the condensed carve-out financial statements. The expenses reflected in the condensed carve-out financial statements may not be indicative of expenses that will be incurred by the Proleukin Business in the future.

The Clinigen Group incurs significant corporate costs for support services provided to the Proleukin Business as well as other Clinigen Group entities. These costs include expenses for information systems, accounting, other financial services such as treasury and audit, purchasing, human resources, legal, facilities, corporate stewardship, and marketing. Expenses relating to these services have been allocated to Proleukin and are reflected in the condensed carve-out financial statements. Where direct assignment is not possible or practical, these costs were allocated using methods based on the Proleukin Business's proportionate percentage of the respective legal entities' total revenues, orders

15

Proleukin Business (Carve-out from Clinigen Limited) Notes to the unaudited interim condensed combined carve-out financial statements 16 processed, or headcount. Such costs that are not directly attributable to the Proleukin Business have been allocated consistently based on the type of expenses incurred, using the allocation drivers defined by management that most directly correspond to the proportion of costs incurred by Proleukin. The general allocated corporate expenses were $1.5 million for the six months ended 31 December 2022 (2021: $1.6 million) and included in the combined statement of profit or loss and other comprehensive income within general and administrative expense. Key Management personnel: There are no key management personnel of Clinigen Group that are solely dedicated to Proleukin. All key management personnel of the consolidated group have responsibilities that cross multiple segments. The amount of remuneration that the Clinigen Group key management personnel receive is a function of their responsibilities across the entire business and the performance of the entire business, not solely Proleukin. As such, the Proleukin Business obtained key management personnel services from other entities within the Clinigen Group, and therefore, key management compensation has been allocated to the Proleukin Business using the same basis as other employees’ salaries and benefits and share-based compensation. These costs were allocated using methods based on the Proleukin Business’s proportionate percentage of the respective legal entities’ total revenues or headcount. Refer to Note 16, General and administrative expenses for allocation of compensation related expenses to the Proleukin Business. Note 16. General and administrative expenses General and administrative expenses include those specifically incurred for the Proleukin Business and allocated amounts related to corporate costs that are not directly attributable to the Proleukin Business. The various expenses include salaries, wages and bonuses to employees, professional, legal and regulatory fees, charges for usage of shared assets, share-based payment costs, and other indirect expenses. For the six months ended 31 December 2022, general and administrative expenses decreased $1.3 million compared to the six months ended 31 December 2021, primarily due to savings of $0.7 million in payroll and related costs from a reduction in Proleukin related headcount. Note 17. Events after the reporting period Events after the reporting period have been considered for adjustment or disclosure up to 18 May 2023, the date these condensed carve-out financial statements, were authorised for issue. Sale of Proleukin Business: On 23 January 2023, the Clinigen Group signed an agreement for the disposal of the worldwide rights to Proleukin® to Iovance Biotherapeutics Inc. for up-front cash of $206.4 million, a milestone payment of $51.6 million upon first approval of lifileucel, and a perpetual double digit global sales royalty. The transaction, which comprises all the Proleukin Business transaction perimeter, is expected to close in May 2023, subject to required regulatory approvals and clearances and other customary closing conditions.